Exhibit 99.1
MariMed Reports Third Quarter 2022 Earnings

NORWOOD, MA, November 7, 2022 - MariMed Inc. (“MariMed” or the “Company”) (CSE: MRMD) (OTCQX: MRMD), a leading multi-state cannabis operator focused on improving lives every day, today announced its financial results for the third quarter ended September 30, 2022.
“I am pleased to report we grew revenue both year-over-year and sequentially, despite continued headwinds facing the entire industry,” said Bob Fireman, Chief Executive Officer. “MariMed continues to outperform these industry dynamics on the strength of our outstanding retail and wholesale operations, high quality and innovative product mix, and exceptional customer service.”
Financial Highlights1
The following table summarizes the consolidated financial highlights for the three months ended September 30, 2022 and 2021 (in millions, except percentage amounts):

	Three months ended September 30,
	2022	2021
Revenue	$33.9	$33.2
Gross margin	48%	55%
GAAP Net income	$2.7	$2.1
Non-GAAP Adjusted EBITDA	$8.6	$12.6
Non-GAAP Adjusted EBITDA margin	25%	38%
1 See the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.
CONFERENCE CALL
MariMed management will host a conference call on Tuesday, November 8, 2022, to discuss these results at 8:00 a.m. Eastern time. The conference call may be accessed through MariMed’s Investor Relations website by clicking the following link: https://app.webinar.net/oXWd5Zn5r68.

THIRD QUARTER OPERATIONAL HIGHLIGHTS
During the third quarter, the Company announced the following facets of its strategic growth plan, including:
•July 18: The approval of its expanded state-of-the-art kitchen in Maryland. The nearly ten-fold expansion allows the Company to produce all its award-winning branded products including Betty’s Eddies fruit chews, Bubby’s Baked baked goods, K Fusion chewable tablets, and

Vibations High + Energy powdered drink mixes. The Company also introduced a line of gummies in the Maryland medical cannabis market, under the In-House brand.
•August 4: The launch of its new Betty’s Eddies ice cream in partnership with Boston-based Emack & Bolio’s® ice cream company. Betty’s Eddies ice cream is currently available in select cannabis dispensaries in Massachusetts.
•August 8: The acquisition of a conditional dispensary license in central eastern Illinois close to the Indiana border. Once open, it will mark the fifth Thrive branded dispensary the Company owns and operates in Illinois. MariMed currently owns and operates four adult-use dispensaries in Anna, Harrisburg, Metropolis, and Mt. Vernon.
•August 30: The launch of its Nature's Heritage "LIVE Flower," the freshest cannabis available. The unparalleled freshness is made possible through MariMed's proprietary FreshCure curing process, which delivers buds that are bigger and brighter than conventional flower, bursting with more vibrant colors and stronger aromas while delivering a smoother smoke.
•September 12: The agreement to develop and manage a state-of-the-art production kitchen to manufacture and wholesale its award winning branded products in Missouri. Voters are expected to approve an adult use measure on the ballot this fall, and the Company expects its branded products will be available on the wholesale market before adult-use sales commence.
•September 13: The agreement with 42 Degrees, a Michigan licensed cannabis producer and distributor, to manufacture and distribute MariMed’s award-winning brands and products throughout the state. 42 Degrees currently wholesales products into 340 dispensaries, representing approximately 75 percent of the operating dispensaries in Michigan.
OTHER BUSINESS DEVELOPMENTS
Subsequent to the end of the third quarter, the Company announced the following business developments:
•October 5: The opening of its first medical dispensary in Annapolis, Maryland, marking the beginning of the Company's fully vertical operations in that state. The Panacea Wellness dispensary is the eighth retail location across four states that MariMed either owns or manages. MariMed hosted a grand opening ceremony with several local, county, and state dignitaries in attendance to celebrate commencement of operations. Voters are expected to approve an adult use measure on the ballot this fall and MariMed expects to build out its footprint in Maryland to include the maximum allowable four dispensaries over time.
•October 25: The evolution of its award-winning and top-selling Betty's Eddies fruit chews line to address consumer demand for cannabis edibles that meet specific needs. Each new or improved chew has been custom formulated to help aid sleep, relaxation, pain relief, heightened libido, and more.
"We remain bullish for continued revenue and earnings growth,” said Jon Levine, President. “Fueling our confidence are several new and expanded assets in our existing markets that will come online in 2023. Additionally, we look forward to our entry next year into additional high-growth cannabis markets, including Ohio, Missouri, and Michigan.”
2022 FINANCIAL GUIDANCE
MariMed remains committed to its proven strategic growth plan and continues to operate some of the best cannabis facilities with some of the highest margins and returns in the cannabis industry. Due to continued regulatory delays with opening dispensaries, the Company's guidance for full year 2022 has been revised and is as follows:
•Revenue of $132 million to $135 million.
•Gross margin of 48% to 49%.
•Non-GAAP Adjusted EBITDA of $32 million to $35 million.
•Capital expenditures of $16 million to $17 million.
“Our financial results remain some of the best in the industry, as we have improved gross margins and delivered positive adjusted EBITDA for the eleventh consecutive quarter,” said Susan Villare, Chief Financial Officer. “Our ability to generate positive cash flow from operations in this challenging macro environment is a testament to the outstanding asset base that MariMed has developed and maintained.”
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
The Company has provided in this release several non-GAAP financial measures: Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA and non-GAAP Adjusted EBITDA margin, as a supplement to Revenue, Gross margin, and other financial measures prepared in accordance with GAAP.
Management believes these non-GAAP financial measures are useful in reviewing and assessing the performance of the Company, as they provide meaningful operating results by excluding the effects of expenses that are not reflective of its operating business performance. In addition, the Company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods and for financial and operational decision-making. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP.
Management believes that investors and analysts benefit from considering non-GAAP financial measures in assessing the Company’s financial results and its ongoing business, as it allows for meaningful comparisons and analysis of trends in the business. In particular, non-GAAP adjusted EBITDA is used by many investors and analysts themselves, along with other metrics, to compare financial results across accounting periods and to those of peer companies.
As there are no standardized methods of calculating non-GAAP financial measures, the Company’s calculations may differ from those used by analysts, investors and other companies, even those within the cannabis industry, and therefore may not be directly comparable to similarly titled measures used by others.
Management defines non-GAAP Adjusted EBITDA as net income, determined in accordance with GAAP, excluding the following items:
•interest income and interest expense;
•income taxes;
•depreciation of fixed assets;
•amortization of acquired intangible assets;
•Impairment or write-downs of intangible assets;
•stock-based compensation;
•legal settlements;
•acquisition-related and other;
•other income and other expense;
•and discontinued operations.

For further information, please refer to the Company’s Quarterly Report on Form 10-Q for the three month period ended September 30, 2022 available on MariMed's Investor Relations website, on the

SEC’s Edgar website in the U.S., or on the Canadian securities regulatory authorities’ SEDAR website in Canada.
ABOUT MARIMED
MariMed Inc., a multi-state cannabis operator, is dedicated to improving lives every day through its high-quality products, its actions, and its values. The Company develops, owns, and manages seed to sale state-licensed cannabis facilities, which are models of excellence in horticultural principles, cannabis cultivation, cannabis-infused products, and dispensary operations. MariMed has an experienced management team that has produced consistent growth and success for the Company and its managed business units. Proprietary formulations created by the Company’s technicians are embedded in its top-selling and award-winning products and brands, including Betty’s Eddies, Nature’s Heritage, Bubby’s Baked, K Fusion, Kalm Fusion, and Vibations: High + Energy. For additional information, visit www.marimedinc.com.
IMPORTANT CAUTION REGARDING FORWARD-LOOKING STATEMENTS:
This release contains certain forward-looking statements and information relating to MariMed Inc. that are based on the beliefs of MariMed Inc.’s management, as well as assumptions made by and information currently available to the Company. Such statements reflect the current view of the Company with respect to future events, including consummation of pending transactions, launch of new products, expanded distribution of existing products, obtaining new licenses, estimates and projections of revenue, EBITDA and Adjusted EBITDA and other information about its business, business prospects and strategic growth plan, which are based on certain assumptions of its management, including those described in this release. These statements are not a guarantee of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement, and changes in the economic environment. Additional risk factors are included in the Company’s public filings with the Securities and Exchange Commission. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as “hoped,” “anticipated,” “believed,” “planned, “estimated,” “preparing,” “potential,” “expected,” “looks” or words of a similar nature. The Company does not intend to update these forward-looking statements. None of the content of any of the websites referred to herein (even if a link is provided for your convenience) is incorporated into this release and the Company assumes no responsibility for any of such content.
All trademarks and service marks are the property of their respective owners.
For More Information Contact:
Investor Relations:
Steve West, Vice President, Investor Relations
Email: ir@marimedinc.com
Phone: (781) 277-0007
Media Contact:
Trailblaze PR
Email: marimed@trailblaze.co
Company Contact:
Howard Schacter, Chief Communications Officer
Email: hschacter@marimedinc.com
Phone: (781) 277-0007
# # #

MariMed Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$11,113	$29,683
Accounts receivable, net	6,560	1,666
Deferred rents receivable	725	1,678
Notes receivable, current portion	134	127
Inventory	18,309	9,768
Investments, current	274	251
Other current assets	3,768	1,440
Total current assets	40,883	44,613
Property and equipment, net	70,396	62,150
Intangible assets, net	9,469	162
Goodwill	8,079	2,068
Notes receivable, net of current	9,160	8,987
Operating lease right-of-use assets	4,954	5,081
Finance lease right-of-use assets	747	46
Other assets	1,010	98
Total assets	$144,698	$123,205

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Mortgages and notes payable, current portion	$2,825	$1,410
Accounts payable	7,973	5,099
Accrued expenses and other	3,265	3,149
Income taxes payable	11,663	16,467
Operating lease liabilities, current portion	1,284	1,071
Finance lease liabilities, current portion	241	27
Total current liabilities	27,251	27,223
Mortgages and notes payable, net of current	23,048	17,262
Operating lease liabilities, net of current	4,214	4,574
Finance lease liabilities, net of current	483	22
Other liabilities	100	100
Total liabilities	55,096	49,181

Commitments and contingencies

Mezzanine equity:
Series B convertible preferred stock	14,725	14,725
Series C convertible preferred stock	23,000	23,000
Total mezzanine equity	37,725	37,725

Stockholders’ equity
Common stock	339	334
Common stock subscribed but not issued	41	—
Additional paid-in capital	141,652	134,920
Accumulated deficit	(88,675)	(97,392)
Noncontrolling interests	(1,480)	(1,563)
Total stockholders’ equity	51,877	36,299
Total liabilities, mezzanine equity and stockholders’ equity	$144,698	$123,205

MariMed Inc.
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021

Revenue	$33,912	$33,208	$98,180	$90,420
Cost of revenue	17,748	15,027	50,035	39,647
Gross profit	16,164	18,181	48,145	50,773

Gross margin	47.7%	54.7%	49.0%	56.2%

Operating expenses:
Personnel	3,746	1,481	10,170	5,266
Marketing and promotion	1,402	563	2,854	1,058
General and administrative	5,097	9,481	16,890	16,934
Acquisition-related and other	143	—	897	—
Bad debt	40	36	54	1,855
Total operating expenses	10,428	11,561	30,865	25,113

Income from operations	5,736	6,620	17,280	25,660

Interest and other (expense) income:
Interest expense	(518)	(300)	(1,271)	(2,077)
Interest income	239	26	720	96
Other (expense) income, net	(251)	(214)	24	(631)
Total interest and other expense	(530)	(488)	(527)	(2,612)

Income before income taxes	5,206	6,132	16,753	23,048
Provision for income taxes	2,484	4,009	7,894	9,026

Net income	2,722	2,123	8,859	14,022
Less: Net income attributable to noncontrolling interests	16	103	142	289
Net income attributable to common stockholders	$2,706	$2,020	$8,717	$13,733

Net income per share attributable to common stockholders:
Basic	$0.01	$0.01	$0.03	$0.04
Diluted	$0.01	$0.01	$0.02	$0.04

Weighted average common shares outstanding:
Basic	339,025	329,454	337,111	324,340
Diluted	381,071	378,934	379,868	370,204

MariMed Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net income attributable to common stockholders	$8,717	$13,733
Net income attributable to noncontrolling interests	142	289
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization of property and equipment	2,469	1,499
Amortization of intangible assets	854	518
Stock-based compensation	6,396	7,152
Amortization of standalone warrant issuances	—	776
Amortization of warrants attached to debt	—	539
Amortization of beneficial conversion feature	—	177
Amortization of original issue discount	—	52
Bad debt expense	54	1,855
Obligations settled with common stock	637	375
Loss on obligations settled with equity	—	3
Gain on sale of investment	—	(309)
Loss on changes in fair value of investments	930	937
Other investment income	(954)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(4,856)	(3,886)
Deferred rents receivable	111	192
Inventory	(4,215)	(4,163)
Other current assets	(1,973)	(1,641)
Other assets	(113)	(17)
Accounts payable	2,372	2,098
Accrued expenses and other	(193)	8,069
Income taxes payable	(4,804)	—
Net cash provided by operating activities	5,574	28,248

Cash flows from investing activities:
Purchases of property and equipment	(9,985)	(14,649)
Business acquisitions, net of cash acquired	(12,746)	—
Advances toward future business acquisitions	(800)	—
Purchases of cannabis licenses	(330)	(638)
Proceeds from sale of investment	—	1,475
Proceeds from notes receivable	130	407
Net cash used in investing activities	(23,731)	(13,405)

Cash flows from financing activities:
Proceeds from issuance of preferred stock	—	23,000

	Nine months ended
	September 30,
	2022	2021
Equity issuance costs	—	(387)
Proceeds from issuance of promissory notes	—	35
Principal payments of mortgages and promissory notes	(1,033)	(16,248)
Proceeds from mortgages	3,000	2,700
Proceeds from exercise of stock options	10	31
Proceeds from exercise of warrants	—	93
Repayment of loans from related parties	—	(1,158)
Principal payments of finance leases	(166)	(26)
Redemption of minority interests	(2,000)	—
Distributions	(224)	(301)
Net cash (used in) provided by financing activities	(413)	7,739

Net (decrease) increase in cash and cash equivalents	(18,570)	22,582
Cash and equivalents, beginning of year	29,683	2,999
Cash and cash equivalents, end of period	$11,113	$25,581

MariMed Inc.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Non-GAAP Adjusted EBITDA
GAAP Net income	$2,722	$2,123	$8,859	$14,022
Interest expense, net	279	274	551	1,981
Income tax provision	2,484	4,009	7,894	9,026
Depreciation and amortization of property and equipment	917	536	2,469	1,499
Amortization of acquired intangible assets	429	172	854	518
EBITDA (earnings before interest, taxes, depreciation and amortization)	6,831	7,114	20,627	27,046
Stock-based compensation	1,372	5,552	6,396	7,152
Settlement of litigation	—	(266)	—	(266)
Acquisition-related and other	143	—	897	—
Other expense (income), net	251	214	(24)	631
Adjusted EBITDA	$8,597	$12,614	$27,896	$34,563

Non-GAAP Adjusted EBITDA Margin (Non-GAAP adjusted EBITDA as a percentage of revenue)
GAAP Net income	8.0%	6.4%	9.0%	15.5%
Interest expense, net	0.8%	0.8%	0.6%	2.2%
Income tax provision	7.3%	12.1%	8.0%	9.9%
Depreciation and amortization of property and equipment	2.7%	1.6%	2.5%	1.7%
Amortization of acquired intangible assets	1.3%	0.5%	0.9%	0.6%
EBITDA margin	20.1%	21.4%	21.0%	29.9%
Stock-based compensation	4.1%	16.8%	6.5%	7.9%
Settlement of litigation	—%	(0.8%)	0.9%	(0.3%)
Acquisition-related and other	0.4%	—%	—%	—%
Other expense (income), net	0.8%	0.6%	—%	0.7%
Adjusted EBITDA margin	25.4%	38.0%	28.4%	38.2%

MariMed Inc.
Supplemental Information
Revenue Components
(in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Product revenue:
Product revenue - retail	23,593	23,454	68,121	59,230
Product revenue - wholesale	9,009	6,633	23,029	20,536
Total product revenue	32,602	30,087	91,150	79,766
Other revenue	1,310	3,121	7,030	10,654
Total revenue	$33,912	$33,208	$98,180	$90,420